Exhibit 99.1
Williams-Sonoma, Inc. announces strong fourth quarter and fiscal year 2025 results
Q4 comparable brand revenue +3.2%
Q4 operating margin of 20.3%; Q4 diluted EPS of $3.04
FY25 record diluted EPS of $8.84
Quarterly dividend increase of 15%

San Francisco, CA, March 18, 2026 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth quarter and fiscal year ended February 1, 2026 (fiscal 2025). The fourth quarter fiscal 2025 consisted of 13 weeks, and the fourth quarter fiscal 2024 consisted of 14 weeks. Fiscal 2025 consisted of 52 weeks, and fiscal 2024 consisted of 53 weeks.
“We are proud of our strong finish to 2025. In Q4, our comp came in at +3.2%, and we delivered an operating margin of 20.3% with earnings per share of $3.04. Normalizing for the 53rd week last year and the tariff impact this year, we delivered substantial operating margin improvement versus last year. As we look forward to 2026 and beyond, we are confident in our competitive advantages that have allowed us to take market share, and our focus is on widening that advantage,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “In 2025, we delivered sustainable, profitable growth in a dynamic environment. This performance is a testament to strong consumer demand for our distinctive products and brands, and our world class team. Our powerful portfolio of brands, strong channel execution, and growth strategies drove our results in 2025. And in 2026, we are focused on accelerating growth, delivering world-class customer service, and driving earnings.”
FOURTH QUARTER 2025 HIGHLIGHTS
•Comparable brand revenue +3.2%.
•Gross margin of 46.9% -40bps to LY driven by (i) lower merchandise margins of -170bps and (ii) occupancy deleverage of -80bps, partially offset by (iii) favorable physical inventory results of +160bps and (iv) supply chain efficiencies of +50bps. Occupancy costs of $215 million, +4.9% to LY.
•SG&A rate of 26.6% +80bps to LY driven by (i) higher general expenses of +120bps, partially offset by (ii) lower employment expenses of -30bps and (iii) lower advertising expenses of -10bps. SG&A of $627 million, -1.3% to LY.
•Operating income of $478 million with an operating margin of 20.3%. -120bps to LY, the additional week in the fourth quarter fiscal 2024 contributed -60bps.
•Diluted EPS of $3.04 per share. -7.3% to LY.
•Merchandise inventories +9.8% to the fourth quarter LY to $1.5 billion, driven by incremental tariff costs of approximately $80 million.

FISCAL YEAR 2025 HIGHLIGHTS
•Comparable brand revenue +3.5%.
•Gross margin of 46.2% -30bps to LY driven by (i) the impact of -70bps from the prior year out-of-period freight adjustment in Q1 FY24, (ii) lower merchandise margins of -40bps and (iii) occupancy deleverage of -20bps, partially offset by (iv) supply chain efficiencies of +50bps and (v) favorable physical inventory results of +50bps. Occupancy costs of $820 million, +3.4% to LY.
•SG&A rate of 28.0% +10bps to LY driven by (i) higher general expenses of +20bps and (ii) higher performance-based incentive compensation of +20bps, partially offset by (iii) lower advertising expenses of -30bps. SG&A of $2.19 billion, +1.6% to LY.
•Operating income of $1.42 billion with an operating margin of 18.1%. -50bps to LY, including the impact of -70bps from the prior year out-of-period freight adjustment in Q1 FY24. The additional week in fiscal 2024 contributed -20bps.
•Record diluted EPS of $8.84 +0.6% to LY.
•ROIC of 42.3% and Adjusted ROIC of 51.6%.
•Maintained strong liquidity position of $1.0 billion in cash and $1.3 billion in operating cash flow enabling the company to deliver returns to stockholders of nearly $1.2 billion through $854 million in stock repurchases and $316 million in dividends. Stock repurchase authorization of $1.3 billion remaining under our stock repurchase program.
DIVIDEND INCREASE
•In March 2026, we increased our quarterly dividend 15%, or $0.10, to $0.76 per share.
OUTLOOK
•In fiscal 2026, we expect annual net revenues in the range of +2.7% to +6.7%, with comps in the range of +2.0% to +6.0%; and an operating margin between 17.5% to 18.1%.
•Our guidance includes (i) no refund of International Emergency Economic Powers Act tariffs paid, (ii) all tariff rates currently in place remain for fiscal 2026, including the Section 232 tariffs, the current Section 301 tariffs and the Section 122 tariffs, and (iii) the impact of tariffs will be front-loaded in the first half of fiscal 2026 as the tariffs flow through our weighted average cost of goods sold. Although the Section 122 tariffs expire in July 2026, our guidance assumes that these will be replaced with tariffs at a similar rate.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.

FIRST QUARTER 2024 OUT-OF-PERIOD FREIGHT ADJUSTMENT
Subsequent to the filing of our fiscal 2023 Form 10-K, in April 2024, we determined that we over-recognized freight expense in fiscal 2021, 2022 and 2023 for a cumulative amount of $49 million. We evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. We then evaluated whether the cumulative amount of the over-accrual was material to our projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, our Consolidated Financial Statements for fiscal 2024 include an out-of-period adjustment of $49 million, recorded in the first quarter of fiscal 2024, to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, March 18, 2026, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release and our accompanying earnings call includes non-GAAP financial measures. Additional information regarding Adjusted Return on Invested Capital, which is a non-GAAP financial measure, is provided at the end of this press release along with a reconciliation of this measure to the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measure. We have not provided a reconciliation of non-GAAP measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include exit costs, reduction-in-force initiatives, impairment and early termination charges, among others. For the same reasons, we are unable to address the probable significance of such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Such non-GAAP measures may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2026 outlook and long-term financial targets and dividend expectations.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation: our ability to provide products that are designed and built for durability and longevity at competitive prices; changes in and the related impact of U.S. (federal, state and local) and international tax laws and trade policies and regulations; our ability to mitigate current and future tariffs; the plans, strategies, initiatives and objectives of management for future operations; our ability to execute strategic priorities and growth initiatives; our beliefs about our competitive advantages and areas of potential future growth in the market; factors, including but not limited to general economic conditions, inflationary pressures, consumer disposable income, rising fuel prices, recession and fears of recession, unemployment, war and fears of war, adverse weather, availability of consumer credit, conditions in the housing market, elevated interest rates, and consumer confidence in current and future economic conditions that can affect consumer spending; the impact of periods of decreased home purchases; our ability to anticipate consumer preferences and buying trends overall and as they relate to specific brands; effective inventory management; timely and effective sourcing of merchandise from our foreign and domestic suppliers and delivery of merchandise through our supply chain to our stores and customers; factors, including but not limited to fuel costs, labor disputes, union organizing activity, geopolitical instability, and acts of terrorism and war, that can affect the global supply chain, including our third-party providers; our ability to respond to the growing use of and also adopt new technologies, including artificial intelligence; our belief in the reasonableness of the steps taken by us and our suppliers to protect the security and confidentiality of the information we collect; multi-channel and multi-brand complexities; our retail initiatives; our brands, products and related initiatives, including our ability to introduce new products, product lines, brands and brand extensions, and bring in new customers; challenges associated with our global presence and expansion efforts; disruptions in the financial markets; our ability to control employment, advertising, occupancy, and other operating costs; payment of dividends; the growth from our emerging brands; our ability to drive long-term sustainable returns; our capital allocation strategy in fiscal 2026; our planned use of cash in fiscal 2026; projections of earnings, revenues, growth and other financial items; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2025 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-K for the fiscal year ended February 1, 2026. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-K for the fiscal year ended February 1, 2026. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s brands — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — represent distinct merchandise strategies that are marketed through e-commerce, direct-mail catalogs, retail stores, and business-to-business. These brands collectively support The Key Rewards, our loyalty and credit card program that offers members exclusive benefits. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, and have unaffiliated franchisees that operate stores in Mexico, South Korea, India and the Philippines.
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended		For the Fourteen Weeks Ended
	February 1, 2026		February 2, 2025
(In thousands, except per share amounts)	$	% of Net Revenues	$	% of Net Revenues
Net revenues	$2,357,129	100.0%	$2,462,218	100.0%
Cost of goods sold	1,252,243	53.1	1,296,593	52.7
Gross profit	1,104,886	46.9	1,165,625	47.3
Selling, general and administrative expenses	627,079	26.6	635,484	25.8
Operating income	477,807	20.3	530,141	21.5
Interest income, net	8,440	0.4	12,485	0.5
Earnings before income taxes	486,247	20.6	542,626	22.0
Income taxes	118,227	5.0	131,908	5.4
Net earnings	$368,020	15.6%	$410,718	16.7%
Earnings per share (EPS):
Basic	$3.09		$3.33
Diluted	$3.04		$3.28
Shares used in calculation of EPS:
Basic	119,122		123,201
Diluted	120,997		125,228

4th Quarter Net Revenues and Comparable Brand Revenue Growth (Decline) [1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In thousands, except percentages)	Q4 25	Q4 24	Q4 25	Q4 24
Pottery Barn	$838,135	$919,041	(2.3)%	(0.5)%
West Elm	485,623	501,004	4.8	4.2
Williams Sonoma [2]	579,345	572,590	7.2	5.7
Pottery Barn Kids and Teen	330,204	338,588	4.0	3.5
Other [3]	123,822	130,995	N/A	N/A
Total	$2,357,129	$2,462,218	3.2%	3.1%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 13-week to 13-week basis for Q4 2025 and a 14-week to 14-week basis for Q4 2024, and includes business-to-business net revenues.
2 Includes Williams Sonoma Home net revenues.
3 Primarily consists of net revenues from Rejuvenation, Mark and Graham, our international franchise operations and GreenRow.

Condensed Consolidated Statements of Earnings (unaudited)

	For the Fiscal Year Ended
	February 1, 2026		February 2, 2025
(In thousands, except per share amounts)	$	% of Net Revenues	$	% of Net Revenues
Net revenues	$7,806,816	100.0%	$7,711,541	100.0%
Cost of goods sold	4,203,765	53.8	4,129,242	53.5
Gross profit	3,603,051	46.2	3,582,299	46.5
Selling, general and administrative expenses	2,187,329	28.0	2,152,115	27.9
Operating income	1,415,722	18.1	1,430,184	18.6
Interest income, net	36,838	0.5	55,548	0.7
Earnings before income taxes	1,452,560	18.6	1,485,732	19.3
Income taxes	364,123	4.7	360,481	4.7
Net earnings	$1,088,437	13.9%	$1,125,251	14.6%
Earnings per share (EPS):
Basic	$8.96		$8.91
Diluted	$8.84		$8.79
Shares used in calculation of EPS:
Basic	121,446		126,242
Diluted	123,153		128,041

Fiscal Year Net Revenues and Comparable Brand Revenue Growth (Decline) [1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In thousands, except percentages)	FY 25	FY 24	FY 25	FY 24
Pottery Barn	$2,999,332	$3,039,939	0.4%	(6.2)%
West Elm	1,859,501	1,840,582	2.9	(2.0)
Williams Sonoma [2]	1,362,308	1,302,821	6.9	2.4
Pottery Barn Kids and Teen	1,138,051	1,107,057	4.4	3.0
Other [3]	447,624	421,142	N/A	N/A
Total	$7,806,816	$7,711,541	3.5%	(1.6)%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 52-week to 52-week basis for fiscal 2025 and a 53-week to 53-week basis for fiscal 2024, and includes business-to-business net revenues.
2 Includes Williams Sonoma Home net revenues.
3 Primarily consists of net revenues from Rejuvenation, Mark and Graham, our international franchise operations and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	February 1, 2026	February 2, 2025
Assets
Current assets
Cash and cash equivalents	$1,019,801	$1,212,977
Accounts receivable, net	126,821	117,678
Merchandise inventories, net	1,462,849	1,332,429
Prepaid expenses	80,053	66,914
Other current assets	23,663	24,611
Total current assets	2,713,187	2,754,609
Property and equipment, net	1,095,158	1,033,934
Operating lease right-of-use assets	1,270,272	1,177,805
Deferred income taxes, net	99,161	120,657
Goodwill	77,398	77,260
Other long-term assets, net	156,736	137,342
Total assets	$5,411,912	$5,301,607
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$637,985	$645,667
Accrued expenses	314,588	286,033
Gift card and other deferred revenue	602,940	584,791
Income taxes payable	78,943	67,696
Operating lease liabilities	221,356	234,180
Other current liabilities	98,318	93,607
Total current liabilities	1,954,130	1,911,974
Long-term operating lease liabilities	1,235,549	1,113,135
Other long-term liabilities	139,674	134,079
Total liabilities	3,329,353	3,159,188
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 118,770 and 123,125 shares issued and outstanding at February 1, 2026 and February 2, 2025, respectively	1,188	1,232
Additional paid-in capital	587,433	571,585
Retained earnings	1,509,129	1,591,630
Accumulated other comprehensive loss	(13,176)	(21,593)
Treasury stock, at cost	(2,015)	(435)
Total stockholders' equity	2,082,559	2,142,419
Total liabilities and stockholders' equity	$5,411,912	$5,301,607

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	November 2, 2025	Openings	Closings	February 1, 2026	February 2, 2025
Pottery Barn	183	1	(3)	181	181
Williams Sonoma	153	2	(3)	152	154
West Elm	119	—	(3)	116	121
Pottery Barn Kids	45	—	(1)	44	45
Rejuvenation	13	—	—	13	11
Total	513	3	(10)	506	512

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Fiscal Year Ended
(In thousands)	February 1, 2026	February 2, 2025
Cash flows from operating activities:
Net earnings	$1,088,437	$1,125,251
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	231,449	229,802
Loss on disposal/impairment of assets	7,663	5,539
Non-cash lease expense	251,591	255,923
Deferred income taxes	20,315	(9,741)
Stock-based compensation expense	106,522	98,983
Other	(2,556)	(2,603)
Changes in:
Accounts receivable	(8,811)	5,004
Merchandise inventories	(125,876)	(88,085)
Prepaid expenses and other assets	(29,772)	(19,832)
Accounts payable	(31,802)	15,360
Accrued expenses and other liabilities	37,286	27,023
Gift card and other deferred revenue	17,443	11,587
Operating lease liabilities	(258,247)	(265,131)
Income taxes payable	11,247	(28,858)
Net cash provided by operating activities	1,314,889	1,360,222
Cash flows from investing activities:
Purchases of property and equipment	(259,438)	(221,567)
Other	(1,138)	360
Net cash used in investing activities	(260,576)	(221,207)
Cash flows from financing activities:
Repurchases of common stock	(853,962)	(807,477)
Payment of dividends	(316,484)	(280,058)
Tax withholdings related to stock-based awards	(73,798)	(94,214)
Debt issuance costs	(1,187)	—
Other	(6,941)	(2,474)
Net cash used in financing activities	(1,252,372)	(1,184,223)
Effect of exchange rates on cash and cash equivalents	4,883	(3,822)
Net decrease in cash and cash equivalents	(193,176)	(49,030)
Cash and cash equivalents at beginning of period	1,212,977	1,262,007
Cash and cash equivalents at end of period	$1,019,801	$1,212,977

Adjusted Return on Invested Capital (“Adjusted ROIC”)
We believe that Adjusted ROIC is a useful financial ratio for investors in evaluating the efficiency and effectiveness of the capital we have invested in our business to generate returns over time. Our Adjusted ROIC calculation excludes certain items that we do not consider representative of our operating performance.
Adjusted ROIC is not a measure of financial performance under GAAP and should be considered in addition to, and not as a substitute for net earnings, total assets or other GAAP financial measures. Our method of calculating a non-GAAP financial ratio may differ from other companies’ methods and therefore may not be comparable to those used by other companies. We also present the financial ratio calculated using the most directly comparable GAAP measures and refer to this as Return on Invested Capital (“ROIC”). The following tables reconcile ROIC to Adjusted ROIC:

Numerator (using the most directly comparable GAAP measures):
	For the Fiscal Year Ended
(In thousands)	February 1, 2026	February 2, 2025
Operating income	$1,415,722	$1,430,184
Income tax [1]	(355,346)	(347,535)
Operating income after tax	$1,060,376	$1,082,649

1Reflects a hypothetical provision for income taxes on operating income, using the Company's effective tax rates of 25.1% for fiscal 2025 and 24.3% for fiscal 2024.

Numerator (adjusted):
	For the Fiscal Year Ended
(In thousands)	February 1, 2026	February 2, 2025
Operating income	$1,415,722	$1,430,184
Out-of-period Freight Adjustment [1]	—	(48,972)
Operating lease costs [2]	310,736	299,105
Income tax adjustment [3]	(433,341)	(408,317)
Adjusted operating income after tax	$1,293,117	$1,272,000

1During Q1 2024, we determined that we over-recognized freight expense in fiscal 2021, 2022 and 2023. Therefore, we recorded an out-of-period adjustment to reduce cost of goods sold. We believe this is not related to the operations of fiscal 2024.

2We adjust for operating lease costs to align with the metrics we use to determine certain components of management compensation.
3Adjustment reflects a hypothetical provision for income taxes using the Company's effective tax rates of 25.1% for fiscal 2025 and 24.3% for fiscal 2024.

Denominator:
	As of
(In thousands, except percentages)	February 1, 2026	February 2, 2025	January 28, 2024
Total assets	$5,411,912	$5,301,607	$5,273,548
Total current liabilities	(1,954,130)	(1,911,974)	(1,880,315)
Cash in excess of $200 million	(819,801)	(1,012,977)	(1,062,007)
Invested capital	$2,637,981	$2,376,656	$2,331,226

Average invested capital	$2,507,319	$2,353,941

ROIC	42.3%	46.0%
Adjusted ROIC	51.6%	54.0%